SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

July 1, 2016
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001‑07349	35‑0160610
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021‑2510
(Address of principal executive offices, including ZIP Code)

(303) 469‑3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Ball Corporation
Current Report on Form 8‑K
Dated July 1, 2016

Item 7.01. Regulation FD Disclosure

In connection with the previously announced closing of the Rexam acquisition and divestitures to Ardagh Group, Ball Corporation (the "Company") inadvertently commented during its public conference call and webcast with investors today that targeted net debt to comparable EBITDA at closing of the transaction would be in the range of 4.5 times, including transaction related synergies.  The statement made by management should have "excluded" the impact of transaction related synergies.

In addition to the comments made on today's webcast, the Company anticipates net debt of approximately $7 billion at closing of the Rexam acquisition which includes the cash portion of the purchase price payable to Rexam's shareholders within fourteen (14) days of close.

The Company will file pro forma condensed combined financial statements for the combined Company on or before July 7, 2016, which will present the transactions as if it had occurred on January 1, 2015, for purposes of the pro forma condensed combined statements of earnings for the twelve (12) months ended December 31, 2015, and three months ended March 31, 2016, and as if it had occurred on March 31, 2016, for purposes of the pro forma March 31, 2016, condensed combined balance sheet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
Name:	Charles E. Baker
Title:	Vice President, General Counsel and Corporate Secretary

Date: July 1, 2016